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                                                                EXHIBIT 3.1
C&S 510 (Rev. 7/96)

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                   MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
                    CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
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Date Received                                         (FOR BUREAU USE ONLY)


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Name
  Paul R. Rentenbach
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Address
  Dykema Gossett PLLC, 400 Renaissance Center
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City              State                Zip Code
  Detroit         Michigan             48243          EFFECTIVE DATE:
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Document will be returned to the name and address you enter above
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                                                             CID Number: 237-008

                       RESTATED ARTICLES OF INCORPORATION
                    For use by domestic profit corporations

     Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:

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1.   The present name of the corporation is:     Michigan Heritage Bancorp, Inc.

2.   The corporation identification number
     (CID) assigned by the Bureau is:            237-008.

3.   All former names of the corporation are:    Dykema Nameholding Corporation No. 3.

4.   The date of filing the original
     Articles of Incorporation was:              September 22, 1989
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     The following Restated Articles of Incorporation supersede the Articles of
Incorporation as amended and shall be the Articles of Incorporation for the corporation:

                                   ARTICLE I

     The name of the corporation is Michigan Heritage Bancorp, Inc.

                                   ARTICLE II

     The purposes for which the corporation is organized are to become a registered bank holding company under the federal Bank Holding Company Act of 1956, as amended, and to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan, as it exists on the date hereof and as it may be amended from time to time hereafter (the "Michigan Business Corporation Act").



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                                 ARTICLE III

     The aggregate number of shares of all classes of the capital stock which the corporation has authority to issue is 5,000,000, which shall be divided into a class of 4,500,000 shares ("Common Shares") of common stock and a class of 500,000 shares ("Preferred Shares") of preferred stock.

Preferred Shares

     Subject to the limitations and restrictions set forth in this Article III, the Board of Directors is authorized and empowered at any time, and from time to time, to designate and issue any authorized and unissued Preferred Shares (whether or not previously designated as shares of a particular series, and including Preferred Shares of any series issued and thereafter acquired by the corporation) as shares of one or more series, hereby or hereafter to be designated. Each different series of Preferred Shares may vary as to dividend rate, redemption price, liquidation price, voting rights and conversion rights, if any, all of which shall be fixed as hereinafter provided. Each series of Preferred Shares issued hereunder shall be so designated as to distinguish the shares thereof from the shares of the other series and classes. All Preferred Shares of any one series shall be alike in every particular.

     The rights, qualifications, limitations or restrictions of each series of Preferred Shares shall be as stated and expressed in the resolution or resolutions adopted by the Board of Directors which provides for the issuance of such series, which resolutions shall determine, fix or alter the following:

     (1) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

     (2) The rate of the annual dividends thereon and the relation which such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of Preferred Shares, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and if cumulative, the date or dates from which dividends shall accumulate;

     (3) The amount per share, if any, which the holders of Preferred Shares of such series shall be entitled to receive, in addition to any dividends accrued and unpaid thereon, (a) upon the redemption thereof, plus the premium payable upon redemption, if any; or (b) upon the voluntary liquidation, dissolution or winding up of the corporation; or (c) upon the involuntary liquidation, dissolution or winding up of the corporation;


     (4) The conversion or exchange rights, if any, of such series, including without limitation, the price or prices, rate or rates, provisions for the adjustment thereof (including

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     provisions for protection against the dilution or impairment of such rights), and all other terms and conditions upon which Preferred Shares constituting such series may be convertible into, or exchangeable for shares of any other class or classes or series;

     (5) Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporation, at the option of either the holder or the corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed;

     (6) Whether the shares of such series shall be subject to the operation of a purchase, retirement, or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

     (7) The voting rights per share, if any, of each such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series) shall be entitled to vote separately as a single class, upon any merger, share exchange or other transaction of the corporation, or upon any other matter, including (without limitation) the elections of one or more additional directors of the corporation in case of dividend arrearage or other specified events;

     (8) Whether the issuance of any additional shares of such series, or of any shares of any other series shall be subject to restrictions as to issuance or as to the power, preferences or rights of any such other series; and

     (9) Any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Articles of Incorporation.

Common Shares

     None of the Common Shares shall be entitled to any preferences, and each Common Share shall be equal to every other share of such class of stock in every respect.

     After payment or declaration of full cumulative dividends on all shares having priority over the Common Shares as to dividends, and after making all sinking or retirement fund payments on all series of Preferred Shares and on any other stock of the corporation ranking as to dividends or

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assets prior to the Common Shares providing for the same, dividends on the
Common Shares may be declared and paid, but only when and as determined by the Board of Directors.

     On any dissolution, liquidation or winding up of the corporation, after there shall have been paid to or set aside for the holders of all shares having priority over the Common Shares the full preferential amounts to which they are respectively entitled, the holders of the Common Shares shall be entitled to receive pro rata all the remaining assets of the corporation available for distribution to its shareholders.

     At all meetings of shareholders of the corporation, the holders of the Common Shares shall be entitled to one vote for each Common Share held by them of record.

General Provisions

     No shareholder of this corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds, or other securities, would adversely affect the dividend or voting rights of such shareholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time may grant and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.


                                   ARTICLE IV

     The address and the mailing address of the current registered office of the corporation is 21211 Haggerty Road, Novi, Michigan 48375.

     The name of the current resident agent at the registered office is Anthony
S. Albanese.


                                   ARTICLE V

     When a compromise or arrangement or a plan or reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or

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reorganization, to be summoned in such manner as the court directs.  If a majority in number, and representing three-fourths in value of claims, of the creditors or class of creditors, or if the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization representing three-fourths of such shares, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.


                                   ARTICLE VI

     At the effective date of these Restated Articles of Incorporation, the Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. The Board of Directors shall by resolution designate the directors for each class, and directors in the first class (Class I) shall hold office for a term expiring at the annual meeting of shareholders in 1998, directors of the second class (Class II) shall hold office for a term expiring at the next succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. During the intervals between annual meetings of shareholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or incapacity, and any newly created directorships resulting from an increase in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum. Each director chosen to fill a vacancy shall hold office for the unexpired term of the Class in which such vacancy occurred.
Each director chosen to fill a newly created directorship shall hold office until the next election of the Class for which such director shall have been chosen. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the Classes as to make all Classes as nearly equal in number as possible. Any director may be removed from office as a director at any time, but only for cause, by the affirmative vote of shareholders of record holding a majority of the outstanding shares of stock of the corporation entitled to vote in elections of directors given at a meeting of the shareholders specifically called for that purpose.


                                  ARTICLE VII

     No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit the liability of a director for any of the following: (i) a breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) a violation of Section 551(1) of the Michigan Business Corporation Act; or (iv) any transaction from which the director derived an improper personal benefit. If the Michigan Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a

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director of the corporation, in addition to the limitation on personal liability contained herein, shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act as so amended. No amendment or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of any such amendment or repeal.


                                  ARTICLE VIII

     Notwithstanding any other provisions of these Articles of Incorporation, no amendment to these Articles of Incorporation shall amend or repeal any or all of the provisions of Articles VI, VII or this Article VIII of these Articles of Incorporation, and the shareholders of the corporation shall not have the right to amend or repeal any or all provisions of the Bylaws of the corporation, unless so adopted by the affirmative vote of the holders of not less than three-fourths of the outstanding shares of stock of the corporation generally entitled to vote in the election of directors, considered for purposes of this Article VIII as a class; provided, however, that in the event the Board of Directors of the corporation shall recommend to the shareholders the adoption of any such amendment of a nature described in this Article VIII, the shareholders of record holding a majority of the outstanding shares of stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Article VIII as a class, may amend, modify or repeal any or all of such provisions.


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     These Restated Articles of Incorporation were duly adopted by the written consent of the sole shareholder of the Corporation in accordance with Section 407 of the Michigan Business Corporation Act.

Signed this November 13, 1996.

                                        By:  /s/ ANTHONY S. ALBANESE
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                                             Anthony S. Albanese, President

Name of person or organization          Preparer's name and business
remitting fees:                         telephone number:

Dykema Gossett PLLC                     Paul R. Rentenbach
                                        (313) 568-6973

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